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                                                                   Exhibit 23(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated December 19, 1997, appearing in the Current Report on Form 8-K/A of Walter Industries, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP


Denver, Colorado,
  January 12, 1998.